Exhibit 99.1

DZS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements as of and for the nine-month period ended September 30, 2024 and for the year ended December 31, 2023, the date of the latest publicly available financial information for DZS Inc. and subsidiaries (collectively, the “Company”), gives effect to the divestiture of the Company’s Asia business, the NetComm Acquisition, and the divestiture of its Network Assurance Business and IIoT Business as further described below and elsewhere in the unaudited pro forma financial information, pursuant to Article 11 of Regulation S-X or Rule 8-05 of Regulation S-X.
On April 5, 2024, the Company and DZS California Inc. (“DZS California”), a wholly owned subsidiary of the Company, consummated the previously disclosed sale of the Asia business contemplated by the Stock Purchase Agreement, dated as of January 5, 2024, as amended (the “Stock Purchase Agreement”), among the Company, DZS California, and DASAN Networks, Inc., a Korean company and significant shareholder of the Company (“DNI”). Pursuant to the Stock Purchase Agreement, DZS California sold to DNI all of the equity interests in DASAN Network Solutions, Inc., a Korean company, D-Mobile Limited, a Taiwan company, DZS Vietnam Company Limited, a Vietnamese company, Dasan India Private Limited, an Indian company, and DZS Japan, Inc., a Japanese company (collectively, the “Asia” business) for a purchase price consisting of approximately $3.8 million in cash, net of certain adjustments, and the elimination of approximately $34.3 million in debt and interest owed to DNI as of the transaction date. The Company had previously recognized the Asia business as discontinued operations within the consolidated statement of comprehensive loss as of and for the nine-month period ended September 30, 2024, and therefore the consolidated statement of comprehensive loss of the Company was previously reported to exclude the results of operations from its Asia business from continuing operations within its consolidated statement of comprehensive loss.
On June 1, 2024, the Company completed the acquisition of all the issued and outstanding equity of NetComm Wireless Pty Ltd (Administrators Appointed) ACN 002 490 986, a private limited company registered in New South Wales, Australia (“NetComm”) for a purchase price of $7.0 million (referred to herein as the “NetComm Acquisition”). NetComm is a broadband networking innovator in the 5G fixed wireless, home broadband, fiber-extension, and IoT technology domain industries.
On October 16, 2024, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with AXON Networks Inc., a Delaware corporation (“AXON Networks”). Pursuant to the Asset Purchase Agreement, the Company agreed to sell, and AXON Networks agreed to buy, the Company’s Network Assurance and WiFi Management software portfolio (the “Network Assurance Business”), for a cash purchase price of $34.0 million (the “Network Assurance Business Purchase Price”). On October 25, 2024, the Company consummated the sale of the Network Assurance Business and received $30.0 million of the Network Assurance Business Purchase Price. The $4.0 million balance of the Network Assurance Business Purchase Price will be paid twelve months following the Closing.
On November 7, 2024, NetComm Wireless Pty Ltd (“NetComm”), subsidiary of the Company, entered into a Business Sale Agreement (the “Business Sale Agreement”) with Lantronix, Inc., a Delaware corporation (“Lantronix”). Pursuant to the Business Sale Agreement, NetComm has agreed to sell, and Lantronix has agreed to buy, the Company’s industrial internet of things business (the “IIoT Business”), for a cash purchase price of $6.5 million, less an amount equal to 70% of employee entitlements due to transferring employees (the “IIoT Business Purchase Price”). On December 25, 2024, the Company consummated the sale of the IIoT Business and received $6.5 million of the IIoT Business Purchase Price.
The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2024, is presented as if the Network Assurance Business and IIoT Business divestitures had occurred on September 30, 2024. The following unaudited pro forma condensed consolidated statements of comprehensive loss for the nine-month period ended September 30, 2024, and for the year ended December 31, 2023, are presented on a basis to reflect the Asia business divestiture, the NetComm Acquisition, and the Network Assurance Business and IIoT Business divestitures as if they had occurred on January 1, 2023.
The unaudited pro forma condensed financial information and accompanying notes have been derived from and should be read in conjunction with:
•the historical unaudited condensed consolidated financial statements of the Company as of and for the nine-months period ended September 30, 2024, and the related notes in accordance with U.S. GAAP, which are included in the Company's Quarterly Report on Form 10-Q filed with the SEC on November 12, 2024,

•the historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2023, and the related notes in accordance with U.S. GAAP, which are included in the Company's Annual Report on Form 10-K filed with the SEC on August 13, 2024, and
•the historical unaudited condensed consolidated financial statements of NetComm for the period from January 1, 2024, through May 31, 2024, prepared in accordance with International Financial Reporting Standards (“IFRS”),
•the historical audited consolidated financial statements of NetComm as of and for the year ended December 31, 2023, which are prepared in accordance with IFRS, and included in the Company's Current Report on Form 8-K filed with the SEC on September 5, 2024, and
•other information related to the Company and NetComm contained in this Current Report.
The Company's historical consolidated financial information has been adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma events that are (i) directly attributable to the Asia business divestiture, the NetComm Acquisition, and the Network Assurance Business and IIoT Business divestitures, (ii) factually supportable, and (iii) with respect to the unaudited pro forma statement of comprehensive loss, expected to have a continuing impact on the Company's results of operations. The resulting unaudited pro forma condensed consolidated financial statements do not include any management adjustments related to cost savings, operating synergies, tax benefits or revenue enhancements (or the necessary costs to achieve such benefits) that are expected to result from the Asia business divestiture, the NetComm Acquisition, and the Network Assurance Business and IIoT Business divestitures.
The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the Asia business divestiture, the NetComm Acquisition, and the Network Assurance Business and IIoT Business divestitures. The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what actual results of operations would have been had the Asia business divestiture, the NetComm Acquisition, and the Network Assurance Business and IIoT Business divestitures occurred on the date assumed, nor are they necessarily indicative of our future consolidated results of operations.

DZS Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2024
(In thousands)

		Network Assurance	IIoT	Other
	Historical	Business Divestiture	Business Divestiture	Pro Forma
	Note 3 (a)	Note 3 (d)	Note 3 (e)	Adjustments	Note 3	Pro Forma
Current assets:
Cash and cash equivalents	$4,297	$—	$—	$18,250	(f)	$22,547
Restricted cash	1,439	—	—	—		1,439
Accounts receivable	34,216	—	(743)	—		33,473
Other receivables	962	—	—	—		962
Inventories	79,087	—	(1,602)	—		77,485
Contract assets	598	—	—	—		598
Prepaid expenses and other current assets	13,625	(103)	—	4,000	(f)	17,522
Total current assets	134,224	(103)	(2,345)	22,250		154,026
Property, plant, and equipment, net	2,930	(112)	—	—		2,818
Right-of-use assets from operating leases	4,453	(421)	—	—		4,032
Intangible assets, net	25,840	(20,620)	—	—		5,220
Other assets	11,056	(26)	—	—		11,030
Total assets	$178,503	$(21,282)	$(2,345)	$22,250		$177,126

Current liabilities:
Accounts payable-trade	$63,072	$—	$(28)	$—		$63,044
Contract liabilities	12,105	(5,641)	—	—		6,464
Operating lease liabilities	2,473	(96)	—	—		2,377
Accrued and other liabilities	32,431	(769)	(43)	—		31,619
Total current liabilities	110,081	(6,506)	(71)	—		103,504
Long-term debt	16,424	—	—	(10,156)	(g)	6,268
Contract liabilities - non-current	1,831	(145)	—	—		1,686
Operating lease liabilities - non-current	3,539	(325)	—	—		3,214
Pension liabilities	11,358	—	—	—		11,358
Other long-term liabilities	2,936	—	—	—		2,936
Total liabilities	146,169	(6,976)	(71)	(10,156)		128,966
Commitments and contingencies
Stockholders' equity:
Common stock	37	—	—	—		37
Additional paid-in-capital	317,291	—	—	—		317,291
Accumulated other comprehensive income	1,124	—	—	—		1,124
Accumulated deficit	(286,118)	(14,306)	(2,274)	32,406		(270,292)
Total stockholders' equity	$32,334	$(14,306)	$(2,274)	$32,406		$48,160
Total liabilities and stockholders' equity	$178,503	$(21,282)	$(2,345)	$22,250		$177,126

DZS Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Income (Loss)
For the nine months ended September 30, 2024
(In thousands, except per share data)

		NetComm	Network Assurance	IIoT	Other
	Historical	Historical	Business Divestiture	Business Divestiture	Pro Forma
	Note 3 (a)	Note 3 (b)	Note 3 (d)	Note 3 (e)	Adjustments	Note 3	Pro Forma
Net revenue	$96,882	$17,630	$(14,594)	$(4,236)	$—		$95,682
Cost of revenue	62,605	13,298	(2,122)	(2,824)	—		70,957
Gross profit	34,277	4,332	(12,472)	(1,412)	—		24,725
Operating expenses:
Research and product development	25,114	3,502	(6,365)	(292)	59	(k)	22,018
Selling, marketing, general and administrative	54,414	3,252	(1,560)	(117)	—		55,989
Related party management fees	—	602	—	—	(602)	(m)	—
Restructuring and other charges	510	—	—	—	—		510
Amortization of intangible assets	4,299	—	(2,053)	—	925	(n)	3,171
Total operating expenses	84,337	7,356	(9,978)	(409)	382		81,688
Operating loss	(50,060)	(3,024)	(2,494)	(1,003)	(382)		(56,963)
Interest expense, net	(4,793)	30	—	—	(2,027)	(h) (o) (p)	(6,790)
Bargain purchase gain	41,544	—	—	—	—		41,544
Other expense, net	(472)	—	—	—	—		(472)
Income (Loss) before income taxes	(13,781)	(2,994)	(2,494)	(1,003)	(2,409)		(22,681)
Income tax provision	2,327	—	(48)	—	—	(u)	2,279
Net income (loss) from continuing operations	(16,108)	(2,994)	(2,446)	(1,003)	(2,409)		(24,960)
Loss from discontinued operations (net of income tax benefit)	(3,319)	—	—	—	3,319	(q)	—
Loss on sale of discontinued operations	(2,803)	—	—	—	—		(2,803)
Net loss from discontinued operations	(6,122)	—	—	—	3,319		(2,803)
Net income (loss)	(22,230)	(2,994)	(2,446)	(1,003)	910		(27,763)

Foreign currency translation adjustments	(2,343)	—	—	—	1,362	(j) (r)	(981)
Reclassification of foreign currency translation adjustments	12,023	—	—	—	—		12,023
Actuarial loss	(109)	—	—	—	—		(109)
Comprehensive income (loss)	$(12,659)	$(2,994)	$(2,446)	$(1,003)	$2,272		$(16,830)
Net income from continuing operations per share
Basic	$(0.43)						$(0.66)
Diluted	$(0.43)						$(0.66)
Net loss from discontinued operations per share
Basic	$(0.16)						$(0.07)
Diluted	$(0.16)						$(0.07)
Weighted average shares outstanding
Basic	37,710						37,710
Diluted	37,710						37,710

DZS Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Loss
For the year ended December 31, 2023
(In thousands, except per share data)

		Asia	NetComm	Network Assurance	IIoT	Other
	Historical	Divestiture	Historical	Business Divestiture	Business Divestiture	Pro Forma
	Note 3 (a)	Note 3 (c)	Note 3 (b)	Note 3 (e)	Note 3 (e)	Adjustments	Note 3	Pro Forma
Net revenue	$244,541	$(123,296)	$92,189	$(22,688)	$(13,270)	$—		$177,476
Cost of revenue	204,102	(102,169)	64,888	(3,853)	(8,354)	5,092	(s)	159,706
Gross profit	40,439	(21,127)	27,301	(18,835)	(4,916)	(5,092)		17,770
Operating expenses:
Research and product development	55,780	(21,225)	14,336	(13,868)	(500)	120	(k)	34,643
Selling, marketing, general and administrative	88,260	(18,019)	10,522	(2,929)	(200)	145	(l) (t)	77,779
Restructuring and impairment charges	4,491	—	—	—	—	—		4,491
Related party management fees	—	—	13,441	—	—	(13,441)	(m)	—
Related party receivable impairment	—	—	736	—	—	(736)	(m)	—
Impairment of long-lived assets	3,073	(1,560)	—	—	—	—		1,513
Impairment of goodwill	12,594	(1,642)	—	(6,449)	—	—		4,503
Amortization of intangible assets	5,230	—	—	(4,106)	—	2,189	(n)	3,313
Total operating expenses	169,428	(42,446)	39,035	(27,352)	(700)	(11,723)		126,242
Operating loss	(128,989)	21,319	(11,734)	8,517	(4,216)	6,631		(108,472)
Interest expense, net	(3,992)	1,292	(937)	—	—	(2,858)	(h) (o) (p)	(6,495)
Loss on extinguishment of debt	(594)	—	—	—	—	—		(594)
Other income (expense), net	(864)	1,084	(178)	—	—	23,950	(i)	23,992
Income/(loss) before income taxes	(134,439)	23,695	(12,849)	8,517	(4,216)	27,723		(91,569)
Income tax provision (benefit)	779	(65)	128	(171)	—	—	(v)	671
Net loss	(135,218)	23,760	(12,977)	8,688	(4,216)	27,723		(92,240)

Foreign currency translation adjustments	(2,844)	—	—	—	—	2,383	(j) (r)	(461)
Actuarial loss	(941)	—	—	—	—	—		(941)
Comprehensive loss	$(139,003)	$23,760	$(12,977)	$8,688	$(4,216)	$30,106		$(93,642)
Net loss per share
Basic	$(4.29)							$(2.92)
Diluted	$(4.29)							$(2.92)
Weighted average shares outstanding
Basic	31,546							31,546
Diluted	31,546							31,546

DZS INC. AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(in millions, except per share figures)
1. BASIS FOR PRO FORMA PRESENTATION
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2024, is presented as if the Network Assurance Business and IIoT Business divestitures had occurred on September 30, 2024. The unaudited pro forma condensed consolidated statements of comprehensive loss for the nine-month period ended September 30, 2024, and for the year ended December 31, 2023, are presented as if the Asia business divestiture, the NetComm Acquisition, and the Network Assurance Business and IIoT Business divestitures had occurred on January 1, 2023.
The Company previously recognized the Asia business as discontinued operations in the consolidated statement of comprehensive loss for the nine-month period ended September 30, 2024, and the consolidated statement of comprehensive loss excluded the results of operations from its Asia business from its continuing operations within its comprehensive statement of comprehensive loss for the nine-month period ended September 30, 2024. For purposes of the unaudited pro forma condensed consolidated statement of comprehensive loss for the year ended December 31, 2023, the exclusion of the operating results of the Asia business have been incorporated within the adjustments labeled “Asia Divestiture”.
The Company reports the results of operations of a business as discontinued operations if a disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when a business is sold and classified as held for sale, in accordance with the criteria of Accounting Standards Codification (“ASC”) Topic 205 Presentation of Financial Statements and ASC Topic 360 Property, Plant and Equipment. The results of discontinued operations are reported in Income from Discontinued Operations, Net of Tax in the statement of comprehensive loss for the current and prior periods commencing in the period in which the business met the criteria of discontinued operations, and includes any gain or loss recognized on closing, or adjustment of the carrying amount to fair value less cost to sell. Assets and liabilities of a business classified as held for sale are recorded at the lower of its carrying amount or estimated fair value less cost to sell. If the carrying amount of the business exceeds its estimated fair value less cost to sell, a loss is recognized. Assets and liabilities related to a business classified as held for sale are segregated in the current and prior balance sheets in the period in which the business is classified as held for sale. Transactions between the businesses held for sale and businesses held for use that are expected to continue to exist after the disposal are not eliminated to appropriately reflect the continuing operations and balances held for sale.
For purposes of the unaudited pro forma condensed consolidated statement of comprehensive loss for the nine-months ended September 30, 2024, and for the year ended December 31, 2023, the results of operations of NetComm for the period from January 1, 2024 through May 31, 2024, and for the year ended December 31, 2023, respectively, have been incorporated within the adjustments labeled “NetComm Historical.”
For purposes of the unaudited pro forma condensed consolidated statement of comprehensive loss for the nine-months ended September 30, 2024, and for the year ended December 31, 2023, the exclusion of the operating results of the Network Assurance Business and IIoT Business have been incorporated, on a pro forma basis, within the adjustments labeled “Network Assurance Business Divestiture” and “IIoT Business Divestiture”, respectively.
2. SIGNIFICANT ACCOUNTING POLICIES
The accounting policies under U.S. GAAP that were used in the preparation of the unaudited pro forma condensed consolidated financial information are those set forth in the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023 and in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2024.

DZS INC. AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(in millions, except per share figures)
3. NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
The unaudited pro forma condensed consolidated financial information has been prepared to give effect of the Asia business divestiture, the NetComm Acquisition, and the Network Assurance Business divestiture as follows:
(a)Represents DZS’ historical condensed consolidated statements of comprehensive loss for the nine-months ended September 30, 2024, and for the year ended December 31, 2023, prior to any pro forma adjustments described below.
(b)Represents the historical results of operations of NetComm for the period from January 1, 2024 through May 31, 2024, and for the year ended December 31, 2023 for inclusion in the pro forma condensed consolidated statements of comprehensive loss for the nine-month period ended September 30, 2024, and year ended December 31, 2023, respectively.
(c)Represents the historical results of operations of the Asia business for the year ended December 31, 2023.
(d)Represents historical assets and liabilities of the Network Assurance Business as of September 30, 2024 and historical results of operations of the Network Assurance Business for the nine-month period ended September 30, 2024, and year ended December 31, 2023.
(e)Represents historical assets and liabilities of the IIoT Business as of September 30, 2024 and historical results of operations of the IIoT Business for the nine-month period ended September 30, 2024, and year ended December 31, 2023. Management used certain assumptions to estimate historical operating expenses of the IIoT Business since it was fully integrated with other businesses of NetComm.
(f)Includes the $34.0 million purchase price from the sale of the Network Assurance Business, which was comprised of $30.0 million cash paid to the Company at the closing net of $15.0 million pre-payment of the EdgeCo Loans and $4.0 million cash to be paid to the Company twelve months following the closing. Also, includes the $6.5 million purchase price from the sale of the IIoT Business, net of $3.3 million pre-payment of the EdgeCo Loans.
(g)Represents the $15.0 million and $3.3 million pre-payment of the EdgeCo Loans in conjunction with the sale of the Network Assurance Business and the IIoT Business, respectively, net of $8.1 million write off of unamortized debt discount and debt issuance cost.
(h)No interest expense adjustment applied for the pre-payment of the EdgeCo Loans since the Company will continue to pay interest on the prepaid principal until the end of the penalty period.
(i)Adjustment reflects the provisional net gain on disposition of approximately $19.7 million and $4.2 million related to the divestiture of the Network Assurance Business and the IIoT Business, respectively.
(j)Reflects the reduction in the foreign currency translation adjustment of $0.1 million and $0.6 million in comprehensive loss as a result of the Network Assurance Business divestiture for the nine-month period ended September 30, 2024, and the year ended December 31, 2023, respectively
(k)Represents the U.S. GAAP conforming adjustment to recognize the research and development expense for amounts previously capitalized under IFRS of $0.1 million and $0.1 million for the period from January 1, 2024 through May 31, 2024, and for the year ended December 31, 2023, respectively
(l)Represents the adjustment of $0.3 million of amortization expense from “Selling, marketing, general, and administrative” for the year ended December 31, 2023.
(m)Represents the removal of certain management fees paid to NetComm’s previous owner of $0.6 million and $14.2 million for the period from January 1, 2024 through May 31, 2024, and for the year ended December 31, 2023, respectively.
(n)Represents the incremental amortization expense of approximately $0.9 million and $2.2 million associated with the amortization of acquired intangible assets recognized as part of the NetComm Acquisition for the nine-month period ended September 30, 2024, and year ended December 31, 2023, respectively.
(o)Represents the reversal of interest expense of $0.6 million associated with amounts owed to NetComm’s previous parent company for the year ended December 31, 2023. Immaterial interest expense was recognized in

DZS INC. AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(in millions, except per share figures)
NetComm’s consolidated statement of operations for the period from January 1, 2024 through May 1, 2024, associated with this related party debt.
(p)Reflects the recognition of the interest expense of $2.0 million and $3.5 million associated with the loan entered into in connection with the NetComm Acquisition for the nine-month period ended September 30, 2024, and year ended December 31, 2023, respectively.
(q)Reflects the removal of the loss from discontinued operations from the Asia business for the nine-month period ended September 30, 2024
(r)Reflects the reduction in the foreign currency translation adjustment of $1.4 million and $1.8 million in comprehensive loss as a result of the Asia divestiture for the nine-month period ended September 30, 2024, and the year ended December 31, 2023, respectively
(s)Represents the incremental expense of approximately $5.1 million associated with the recognition of the inventory fair value step-up, determined as a result of the application of ASC 805, Business Combinations, for the year-ended December 31, 2023.
(t)Subsequent to September 30, 2024 through the date of this filing, the Company has incurred additional non-recurring costs of approximately $0.4 million to complete the sale of the IIoT Business. These costs primarily relate to accounting, legal and other advisory fees associated with separation activities.
(u)The income tax provision for NetComm for the period January 1 through May 31, 2024, and Proforma Adjustments for the nine-month period ended September 30, 2024, reflect an income tax expense of nil due to NetComm incurring a net loss for this period and the non-recognition of any Deferred Tax Assets due to the uncertainty of recoupment.
(v)Proforma Adjustments for the year ended December 31, 2023, reflect an income tax expense of nil due the Company incurring a net loss for this period and the non-recognition of any Deferred Tax Assets due to the uncertainty of recoupment.

4. NET LOSS PER SHARE
Represents the net income/(loss) per share calculated using the historical weighted average shares outstanding, assuming the Asia business divestiture, the NetComm Acquisition, and the Network Assurance Business and IIoT Business divestitures occurred on January 1, 2023. Although the Asia business divestiture, the NetComm Acquisition, and the Network Assurance Business and IIoT Business divestitures are reflected as if they had occurred as of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net loss per share is not changed from the historical amounts for the periods presented as no changes occurred to the Company’s capital structure as a result of these transactions.

(in thousands, except for share and per share data)	For the year ended December 31, 2023	For the nine-month period ended September 30, 2024
Pro forma loss from continuing operations attributable to common stockholders	$(92,240)	$(24,960)
Pro forma weighted-average shares outstanding, basic	31,545,605	37,709,977
Pro forma weighted-average shares outstanding, diluted	31,545,605	37,709,977
Net loss per share - basic	$(2.92)	$(0.66)
Net loss per share - diluted	$(2.92)	$(0.66)

The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which are not satisfied as of the period end for pro forma presentation purposes.

DZS INC. AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(in millions, except per share figures)

Share Type	Shares as of December 31, 2023	Shares as of September 30, 2024
Stock options	1,326,817	1,170,337
Unvested restricted stock units	2,897,885	8,118,325
Warrants	199,000	12,200,000